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Exhibit 23.04

June 15, 2001

Southwestern Public Service Company
P.O. Box 1261
Amarillo, TX 79170

Dear Sirs:

    In connection with the Registration Statement on Form S-3 relating to the registration of up to $500,000,000 of Debt Securities of Southwestern Public Service Company, we hereby consent to the reference to our firm in the Prospectus filed as part of such Registration Statement and the documents incorporated by reference therein.

Very truly yours,
RAINEY, ROSS, RICE & BINNS
By:	/s/ Hugh D. Rice Hugh D. Rice

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  Exhibit 23.04